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FRANKLIN TEMPLETON ETF TRUST

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October 30, 2026

IMPORTANT UPDATE: Notice OF Special Shareholder meeting adjournment

Dear Valued Shareholder:

The special shareholder meeting for Franklin Intelligent Machines ETF (IQM) which was originally scheduled and convened on October 30, 2026, has been adjourned to December 4, 2026, and your vote is needed now more than ever.

We Still Haven’t Received Your Vote
Acting now ensures your shares are represented and will stop further outreach from Sodali Fund Solutions (SFS), the fund’s proxy agent, about this proposal.

Vote now using one of these four options, all noted on your enclosed voting instruction form:
Online: Visit the website.
Phone: Call the number and follow the automated prompts.
Mobile: Scan the QR code.
Mail: Complete, sign, and date then return in the enclosed prepaid envelope provided.

More Than 98% of shares voted are “For” – Add Your Voice
After careful consideration, the fund’s Board of Trustees unanimously approved the proposal and recommends shareholders vote ‘FOR’ the proposal to amend the fund’s fundamental investment policy regarding industry concentration. There has also been strong support from your fellow shareholders voting their shares ‘FOR’ the proposal as well.

For more information about the proposal, refer to the proxy statement mailed in September or access it at https://proxyvotinginfo.com/p/IQM2026.

Questions? Contact SFS at: (800) 741-9946. Proxy specialists are available Monday through Friday from 10 a.m. to 11 p.m. ET.

Sincerely,

Patrick O’Connor
President and Chief Executive Officer
Investment Management